UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 21, 2023
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 21, 2023, the Federal Home Loan Bank of Atlanta ("Bank") concluded the 2023 election to fill the member directorship of the Bank designated for South Carolina for the four-year term beginning on January 1, 2024, pursuant to applicable Federal Housing Finance Agency ("Finance Agency") regulations, including 12 C.F.R. 1261.8(c) ("Applicable Regulations"). There was only one individual nominated for the South Carolina member directorship. The Applicable Regulations provide that if the number of eligible individuals nominated is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected without further action upon notice to the Bank's members in the relevant state. The Bank has conducted the member director nomination process in accordance with the provisions of the Federal Home Loan Bank Act ("Bank Act") and the Applicable Regulations and sent notice to its South Carolina members on August 21, 2023.

As such, effective August 21, 2023, Mr. R. Thornwell Dunlap, III, chair and president and chief executive officer of Countybank, Greenwood, SC has been deemed re-elected to fill the member directorship of the Bank designated for South Carolina for the four-year term beginning on January 1, 2024. The Bank will include Mr. Dunlap as the director-elect for South Carolina in the Bank's report of election. The Bank has not yet determined on which committees Mr. Dunlap will serve beginning in 2024. Mr. Dunlap currently serves as chair of the Executive Committee and ex officio member of the other committees of the Bank’s board: Audit, Credit and Member Services, Enterprise Risk and Operations, Finance, Governance and Compensation and Housing and Community Investment.

Pursuant to the Bank Act and Finance Agency regulations, the Bank's member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services, in each case with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates, and third parties generally. For further information, see "Item 13 - Certain Relationships and Related Transactions, and Director Independence" of the Bank's 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Bank expects to compensate Mr. Dunlap in accordance with the Bank's 2024 Directors' Compensation Policy, when finalized. He also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each director has the opportunity to defer all or a portion of the amounts of his compensation. The form and amount of any compensation to all directors is subject to approval by the board of directors of the Bank and subject to the Act and Finance Agency regulations.

Item 7.01. Regulation FD Disclosure.

On August 21, 2023, as required by the Applicable Regulations, the Bank notified its members in South Carolina that because Mr. Dunlap was the only individual to be nominated for the South Carolina member directorship he has been deemed re-elected without further action pursuant to the Applicable Regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: August 21, 2023
By: /s/ Andrew S. Locker
Andrew S. Locker
General Counsel, Corporate Secretary and Director of Compliance